UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2025

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2025, Myers Industries, Inc. (the “Company”) issued a press release announcing the appointment of Samantha Rutty as the Company’s Executive Vice President and Chief Financial Officer effective September 22, 2025. Daniel Hoehn, who was appointed as Interim Chief Financial Officer effective May 2, 2025, as first reported in the Company’s Current Report on Form 8-K filed on April 2, 2025, will continue to serve as Interim Chief Financial Officer through September 22, 2025, on which date he will continue to serve as the Company’s Vice President and Corporate Controller. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Rutty, age 44, most recently served as Vice President and Chief Financial Officer, North America, of The Brink’s Company (NYSE: BCO), from November 2022 through present. Brink’s is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Prior to that role, Ms. Rutty served in a variety of leadership roles in finance at Eaton Corporation plc (NYSE: ETN) for over 20 years, including Director of Finance of eMobility from May 2021 through November 2022, Division Controller – Fluid and Electrical Distribution from January 2020 through April 2021, and Division Controller – Fuel and Motion Controls Aerospace from June 2014 through January 2020. Eaton is a global power management company helping customers solve their greatest power challenges through industry leading electrical, aerospace, hydraulic and vehicle products and services.

Ms. Rutty’s base salary initially will be $450,000, subject to annual review. She will receive upon commencement of employment (i) a cash bonus in the amount of $580,000, payable in two installments, with $290,000 payable on the first regular payroll date following her start date, and $290,000 payable on the first regular payroll date following the six month anniversary of her start date conditioned on her continued employment until that time, (ii) an award of restricted stock units subject to pro-rata vesting over a two-year period with a grant date value of $315,000, and (iii) an award of performance-based stock units with a grant date target value of $315,000 subject to vesting on March 16, 2028 based on Company performance on financial metrics determined by the Compensation and Management Development Committee of the Board of Directors (the “CMD”).

Ms. Rutty will be eligible to participate in the following compensation and benefit programs of the Company: (i) the annual incentive program at a target benefit of 70% of her annual base salary, on a pro-rated basis for the 2025 calendar year, (ii) beginning in the 2026 calendar year, the long-term incentive program at a target award value of 140% of her annual base salary, comprised 50% of restricted stock units subject to pro-rata vesting over a three-year period, and 50% of performance-based stock units subject to vesting at the end of three years based on Company performance on financial metrics to be determined by the CMD, and (iii) the Senior Officer Severance Plan, which provides severance benefits under certain events of termination, a copy of which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed March 5, 2024. Ms. Rutty has also entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company effective September 22, 2025 as a condition of her participation in the Severance Plan and under terms and conditions substantively consistent with agreements entered into with other executive officers, including a noncompete period of 12 months following any termination and restrictive covenants prohibiting solicitation of Company customers and employees. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Non-Competition and Confidentiality Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on September 5, 2025, the Company issued a press release announcing the appointment of Samuel Rutty as Executive Vice President and Chief Financial Officer. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Non-Competition, Non-Solicitation and Confidentiality Agreement effective September 22, 2025
99.1	Press Release dated September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	September 5, 2025	By:	/s/ Aaron Schapper
President and Chief Executive Officer